                                                                   EXHIBIT 10.26


                         AGREEMENT AND PLAN OF MERGER

                          dated as of August 14, 1996

                                 by and among

                        ALPHA TECHNOLOGIES GROUP, INC.,

                           LOCKIE ACQUISITION CORP.

                                      and

                           LOCKHART INDUSTRIES, INC.

                         TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                              Page
                                                               No.

                             ARTICLE I
                            THE MERGER
     1.1  The Merger...........................................-2-
     1.2   Effective Time......................................-2-
     1.3  Closing; Escrow. ....................................-2-
     1.4  Articles of Incorporation and Bylaws of the
          Surviving Corporation................................-3-
     1.5  Directors and Officers of the Surviving Corporation..-3-
     1.6  Effects of the Merger. ..............................-3-
     1.7  Further Assurances...................................-3-

                            ARTICLE II
    CONVERSION OF SHARES; ADJUSTMENTS; ADDITIONAL PARENT SHARES
     2.1  Conversion of Capital Stock. ........................-3-
     2.2  Post-Closing Adjustment to Number of Parent Shares...-5-

                           ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     3.1  Organization and Good Standing of the Company. ......-6-
     3.2  Capital Stock. ......................................-6-
     3.3  Authority. ..........................................-7-
     3.4  Financial Statements.................................-8-
     3.5  Real Property. ......................................-8-
     3.6  Tangible Personal Property...........................-8-
     3.7  Intellectual Property Rights.........................-8-
     3.8  Litigation.  ........................................-9-
     3.9  Compliance with Laws. ..............................-10-
     3.10   Contracts.........................................-10-
     3.11 Absence of Certain Changes. ........................-12-
     3.12 Permits.............................................-12-
     3.13 Payments............................................-12-
     3.14 Insurance...........................................-13-
     3.15 Environmental Matters...............................-13-
     3.16 Inventories. .......................................-14-
     3.17 Books and Records of the Company. ..................-15-
     3.18 Accounts Receivable; Accounts and Other Liabilities
          Payable.............................................-15-
     3.19 Taxes...............................................-15-

     3.20 Affiliate Transactions..............................-16-
     3.21 Employees; Labor Relations; Benefits................-16-
     3.22 Absence of Undisclosed Liabilities. ................-18-
     3.23 Substantial Customers and Suppliers.................-18-
     3.24 Vehicles............................................-19-
     3.25 No Guarantees.......................................-19-
     3.26 Brokers.............................................-19-
     3.27 Disclosure..........................................-19-
     3.28 Investment Intent. .................................-19-
     3.29 Sole Vehicle. ......................................-20-
     3.30 Bank and Brokerage Accounts.  ......................-20-

                            ARTICLE IV
      REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER
     4.1  Organization........................................-20-
     4.2  Authority...........................................-20-
     4.3  Brokers.............................................-21-
     4.4  Disclosure..........................................-21-
     4.5  Parent Shares.  ....................................-21-
     4.6  Parent SEC Reports. ................................-21-
     4.7  Absence of Undisclosed Liabilities. ................-22-

                             ARTICLE V
                 FURTHER COVENANTS AND AGREEMENTS
     5.1  Conduct of Business.................................-22-
     5.2  Consents; Permits. .................................-22-
     5.3  Access; Information. ...............................-23-
     5.4  No Shopping. .......................................-24-
     5.5  Reasonable Efforts..................................-24-
     5.6  Pre-Closing Employment Costs. ......................-24-
     5.7  Environmental Audit. ...............................-24-
     5.8  Auditable Financial Statements for 8-K. ............-25-
     5.9  Lockhart Consulting Agreement. .....................-25-
     5.10 Affiliate Contracts.................................-25-
     5.11 Monthly Financial Statement. .......................-25-
     5.12 Bank Debt. .........................................-26-
     5.13 Cash. ..............................................-26-

                            ARTICLE VI
         CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
     6.1  Opinion of Counsel..................................-26-
     6.2  Performance by the Company Group....................-26-
     6.3  Representation and Warranties.......................-26-
     6.4  No Actions or Proceedings...........................-26-

     6.5  No Certain Material Adverse Change..................-26-
     6.6  Satisfaction of Counsel.............................-26-
     6.7  Third Party Consents; Permits and Approvals.........-26-
     6.8  Filing of Officer's Certificate and Merger
          Certificate.........................................-27-

                            ARTICLE VII
        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY
     7.1  Performance by Parent and Sub. .....................-27-
     7.2  Representations and Warranties. ....................-27-
     7.3  No Actions or Proceedings...........................-27-
     7.4  Satisfaction of Counsel.............................-27-
     7.5  Opinion of Counsel..................................-27-
     7.6  No Material Adverse Change..........................-27-

                           ARTICLE VIII
             DOCUMENTS TO BE DELIVERED AT THE CLOSING
     8.1  The Company Group Closing Documents and Actions.....-28-
     8.2  Documents to be Delivered by Parent and Sub.  ......-29-

                            ARTICLE IX
                   SURVIVAL AND INDEMNIFICATIONS
     9.1  Survival of Representations.........................-29-
     9.2  Indemnification by the Company Group................-30-
     9.3  Indemnification by the Surviving Corporation........-30-
     9.4  Notices, etc........................................-31-
     9.5  Limitations.........................................-31-

                             ARTICLE X
                      POST CLOSING AGREEMENTS
     10.1 Business Covenant...................................-31-
     10.2 Further Assurances..................................-32-
     10.3 Use of Names........................................-32-
     10.4 Financial Records...................................-32-
     10.5 Tax Matters.  ......................................-32-

                            ARTICLE XI
                            DEFINITIONS
     11.1 Defined Terms.......................................-33-
     11.2 Accounting Terms....................................-38-
     11.3 Other Rules of Construction.........................-38-

                            ARTICLE XII
                           MISCELLANEOUS
     12.1 Amendments and Waivers..............................-39-
     12.2 Transferability.....................................-39-
     12.3 Notices.............................................-39-
     12.4 Remedies............................................-40-
     12.5 Partial Invalidity..................................-40-
     12.6 Expenses. ..........................................-40-
     12.7 Confidentiality. ...................................-41-
     12.8 Counterparts........................................-41-
     12.9 Section Headings. ..................................-41-
     12.10Entire Agreement....................................-41-
     12.11Publicity...........................................-42-
     12.12Joint and Several Obligations.......................-42-

                       SCHEDULES & EXHIBITS

               Exhibit A - Escrow Agreement
               Exhibit B - Lockhart Consulting Agreement
               Exhibit C - Opinion of Counsel to Company Group
               Exhibit D - Opinion of Greenberger & Forman
               Exhibit E - Company Officer's Certificate
               Exhibit F - Company Secretary's Certificate
               Exhibit G - Parent & Sub Officer's Certificate
               Exhibit H - Secretary Certificate of Parent and Sub
               Exhibit I - April Balance Sheet

          This AGREEMENT AND PLAN OF MERGER, dated as of August 14, 1996, is made and entered into by and among Alpha Technologies Group, Inc., a Delaware corporation ("Parent" or "Alpha"), Lockie Acquisition Corp., a California corporation wholly owned by Parent ("Sub"), Lockhart Industries, Inc., a California corporation (the "Company" and, collectively with Sub, the "Constituent Corporations") wholly owned by the Lockhart Family Trust, created pursuant to the Declaration of Trust, dated January 2, 1974 (the "Trust" and collectively with the Company and the Indirect Shareholders, as defined below, the "Company Group"), Eldon H. Lockhart, an individual and a beneficiary and trustee of the Trust ("Lockhart"), and Marjorie D. Lockhart, an individual and a beneficiary and trustee of the Trust (collectively with Lockhart, the "Indirect Shareholders"). Terms used and not otherwise defined have the meanings set forth in Article XI.

                                    RECITALS


          A. The Company is engaged in the business (the "Business") of designing and manufacturing (a) heat exchangers, cold plates and avionic chassis for enclosing and cooling electronic and hydraulic equipment for the aerospace industry and (b) cryogenic heat exchanger for air separation equipment and automotive and motorcycle oil coolers.

          B. The Boards of Directors of Parent, Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which the Company would merge with and into Sub (the "Merger").

          C. Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          D. For federal income tax purposes, the parties intend that the Merger will qualify as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT

     In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement, the Company shall be merged with and into Sub in accordance with the General Corporation Law of the State of California (the "GCL") and the separate existence of the Company shall thereupon cease. Sub shall be the surviving corporation in the Merger (the "Surviving Corporation"). As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or canceled in the manner provided in Article II.

     1.2 Effective Time. Prior to the Closing, an agreement of merger (the "Agreement of Merger") shall be duly prepared and executed by Parent, the Company and the Surviving Corporation and thereafter delivered with an Officers' Certificate from each of the Constituent Corporations to the Secretary of State of the State of California (the "Secretary of State") for filing, as provided in
Section 1103 of the GCL, on the Closing Date. The Merger shall become effective at the time of the filing of the Agreement of Merger with the Secretary of State (the date and time of such filing being referred to herein as the "Effective Time"). Immediately following the Effective Time, Parent will transfer all outstanding shares of the Surviving Corporation to Wakefield Engineering, Inc., its wholly owned subsidiary.

     1.3 Closing; Escrow. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Latham & Watkins, 650 Town Center Drive, Suite 2000, Costa Mesa, California 92626, at 10:00 a.m., local time, as soon as practical after the date hereof, but in no event later than August 31, 1996. At the Closing (a) the Trust shall deliver to Parent for exchange certificates representing all issued and outstanding shares of capital stock of the Company, (b) Parent shall issue to the Trust the Parent Shares in exchange for the Exchange Shares and the certificates representing such Parent Shares issued to the Trust shall be delivered to the Escrow Agent to be held and applied pursuant to an escrow agreement to be entered into on the Closing Date by Parent, Sub, the Escrow Agent, the Trust and the Indirect Shareholders, substantially in the form of Exhibit A (the "Escrow Agreement"), (c) the Trust shall execute and deliver to the Escrow Agent ten (10) blank stock powers separate from certificate with respect to the Parent Shares issued to the Trust and (d) the parties shall execute and deliver to each other the certificates and other documents and instruments required to be delivered under Article VIII.

     1.4 Articles of Incorporation and Bylaws of the Surviving Corporation. At Closing, (a) the Articles of Incorporation of the Sub as in effect immediately prior to the Closing shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, and (b) the Bylaws of the Sub as in effect immediately prior to the Closing shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

     1.5 Directors and Officers of the Surviving Corporation. The directors and officers of Sub immediately prior to the Closing shall, from and after the Closing, be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws. The employees of the Company shall become employees of the Surviving Corporation.

     1.6 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the GCL.

     1.7 Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.



                                   ARTICLE II

          CONVERSION OF SHARES; ADJUSTMENTS; ADDITIONAL PARENT SHARES

     2.1    Conversion of Capital Stock.  At the Closing:

     (a)    OMITTED.

     (b) Cancellation of Treasury Stock. All shares of common stock, par value $100 per share, of the Company ("Company Common Stock") that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

     (c) Exchange Ratio for Company Common Stock. Each share of Company Common Stock issued and outstanding at the Closing (each such share, an "Exchange Share"), other than shares to be canceled in accordance with Section 2.1(b), shall be exchanged for and converted into the right to receive a number (the "Conversion Number") of fully paid and nonassessable shares of common stock, par value $.03 per share ("Parent

Common Stock"), of Parent equal to the quotient of (i) 280,556 (the "Aggregate Conversion Amount) divided by (ii) the number of shares of Company Common Stock outstanding at the Closing, subject to adjustment in accordance with the next sentence (such shares of Parent Common Stock to be issued in the Merger shall hereinafter be referred to as "Parent Shares"). If, prior to the Closing, Parent shall pay a dividend on, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Parent Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of Parent Shares outstanding immediately after, and the denominator of which shall be the number of Parent Shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this sentence. All Exchange Shares shall no longer be outstanding and shall be canceled automatically and retired, and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Parent Shares.

     (d) Working Capital Adjustment; Closing Date Balance Sheet. (i) Parent shall be entitled to instruct the Escrow Agent, in accordance with the provisions of the Escrow Agreement, to return to Parent a number of Parent Shares (rounded to the nearest whole number) equal to the quotient of (1) the amount by which the Working Capital shown on the April Balance Sheet exceeds the Working Capital on the Closing Date Balance Sheet (the "Working Capital Shortfall") divided by (2) $9 (such quotient, the "Working Capital Adjustment"). For the purposes hereof, "Working Capital" shall mean the difference between (x) the Company's current assets (other than cash and the amounts itemized under the line item "Employee & Other Receivables" shown on the April Balance Sheet before adjustment pursuant to this clause (d)) and (y) the Company's current liabilities (including accrued expenses, but excluding the Note Payable to Shareholder as shown on the April Balance Sheet before adjustment pursuant to this clause (d), which is to be canceled at Closing) and all debt whether classified as current or long term. For purposes of determining Working Capital, (A) only inventory complying with Section 3.16, Account Receivable complying with Section 3.18, and prepaid expenses which can reasonably be expected to have value after the Closing shall be reflected on the April Balance Sheet and the Closing Date Balance Sheet, and (B) the long-term portion of deferred compensation shall be included as a current liability on the Closing Date Balance Sheet; provided, however, that adjustments made to the April Balance Sheet pursuant to this Section 2.1(d) shall be for the purpose of determining the Working Capital Adjustment only, and shall not affect the Company Group's representations and warranties in Article III .

     (ii) Not more than 45 days after the Closing Date, Parent shall prepare and deliver to Lockhart (1) a balance sheet with respect to the Company as of the day immediately before the Closing Date (the "Closing Date Balance Sheet") and
(2) the computation of the Working Capital Adjustment, if any. The Closing Date Balance Sheet shall be (A) audited, (B) prepared in accordance the Books and Records of the Company,

(C) a fair presentation of the financial condition of the Company as of the date thereof, and (D) prepared in accordance with GAAP consistently applied. To the extent required for a fair comparison, the Working Capital shown on the April Balance Sheet shall be adjusted to take into account any changes in estimates or assumptions made in the Closing Date Balance Sheet.

     (iii) Lockhart shall notify Parent in writing within 30 days (time being of the essence) after he receives the Closing Date Balance Sheet of any disagreements he may have with the Closing Date Balance Sheet or the computation of any Working Capital Adjustment, setting forth in reasonable detail the basis for, and (if computable by Lockhart) the amount of, such disagreements. The parties shall, during the 30 days after the delivery of such notice, negotiate in good faith to resolve any such disagreements. If, at the end of such 30-day period, no resolution is reached, such disagreements shall be resolved by a "big six" accounting firm (other than Arthur Anderson, LLP or Ernst & Young, LLP) chosen by the parties, which determination shall be limited solely to the disagreements identified by Lockhart and which shall be final and binding on the parties hereto. The fees and disbursements of such firm shall be borne by the party whose position is not substantially upheld.

     (e) Accounts Receivable Adjustment. At Closing, Lockhart shall deliver to Parent a schedule of all Accounts Receivable as of the close of business on the day immediately prior to the Closing Date. The Surviving Corporation shall use their best efforts to collect the Accounts Receivable during the 120 days following the Closing Date (the "Collection Period"), but shall not be obliged to threaten or institute legal proceedings in connection therewith. All amounts collected from customers shall be first applied to the oldest receivable of such customer, unless the payment identifies the invoice for which payment is being made or disputes the validity or amount of any receivable due to the Company.
If the amount of the Accounts Receivables collected by the Surviving Corporation during the Collection Period is less than the amount thereof reflected as Accounts Receivable (net of reserves for uncollectible accounts) on the Closing Date Balance Sheet, Parent shall provide Lockhart with a report, within 135 days after Closing, of all uncollected accounts (the "Accounts Receivable Shortfall" and collectively with the Working Capital Shortfall, the "Shortfalls"). Parent shall be entitled to instruct the Escrow Agent, in accordance with the provisions of the Escrow Agreement, to return to Parent a number of Parent Shares (rounded to the nearest whole number) equal to the quotient of the Accounts Receivable Shortfall divided by $9 (the "Accounts Receivable Adjustment"). Upon receipt of such shares, the Company shall assign such uncollected Accounts Receivable to the Trust, and the Trust shall have the right to undertake such collection efforts as the Trust, in its discretion, may elect. All payments received by the Surviving Corporation after the Collection Period for which it has been reimbursed, shall promptly be paid to the Trust.

     2.2 Post-Closing Adjustment to Number of Parent Shares. If, on the second anniversary of the Closing Date (the "Second Anniversary"), the Market Price of Parent's

Shares, giving effect to any stock splits, recapitalizations and like changes to Parent's Common Stock, is less than $9 per share, Parent will issue to the Trust additional shares of Parent's Common Stock valued at the greater of the Market Price or the Closing Date Price, sufficient to cause the aggregate Parent Share Value to equal $2,525,000 less the amount of any Working Capital Shortfall and Accounts Receivable Shortfall. As used herein, "Market Price" means the arithmetic average of the Closing Sales Price on each of the 20 trading days immediately preceding the Second Anniversary; "Closing Date Price" means the arithmetic average of the Closing Sales Price on each of the 20 trading days immediately preceding the Closing Date and on each of the 40 trading days immediately following the Closing Date; "Closing Sales Price" on any trading day means the closing sales price of Parent Shares reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on such day; and "Parent Share Value" means the product of the (x) 280,556 plus the shares of Parent Common Stock to be issued to the Trust under this Section 2.2 and (y) the greater of the Market Price and the Closing Date Price.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Each member of the Company Group, jointly and severally, represents and warrants to Parent and Sub as follows:

     3.1 Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is not required to be qualified to do business in any jurisdiction other than California. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     3.2 Capital Stock. (a) The authorized capital stock of the Company consists solely of 750 shares of Common Stock, of which 251 are issued and outstanding and owned beneficially and of record by the Trust, and none of which were reserved for issuance under any Contract. Except pursuant to this Agreement and as set forth in Section 3.2(a) of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto. Any such outstanding Options will be canceled at or before Closing at no cost to the Company.

     (b) Except as disclosed in Section 3.2(b) of the Disclosure Schedule, all outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Trust, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each, a "Lien").

     (c) Except as disclosed in Section 3.2(c) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

     3.3 Authority. (a) Section 3.3 of the Disclosure Schedule lists the name of each director and officer of the Company on the date hereof, and the position with the Company each holds. Prior to the date hereof, the Company has delivered to Parent true and complete copies of the Articles of Incorporation and By-Laws of the Company as in effect on the date hereof.

     (b) This Agreement has been approved by the Board of Directors and shareholders of the Company and by the Trustee on the part of the Trust, and no other corporate or trust proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the Trust, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed by each member of the Company Group and constitutes, and the Operative Agreements and such other agreements and instruments to which a member of the Company Group is a party, when duly executed and delivered by such member, will constitute, legal, valid and binding obligations of such member, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) The execution and delivery by the Company Group of this Agreement, and the consummation of the transactions contemplated hereby will not (i) violate any law (ii) conflict with, result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, the Company's Articles of Incorporation or By-laws, or any material indenture, mortgage, lease, agreement or other instrument to which a member of the Company Group is a party or by which it, or its properties or assets, is bound, or (iii) result in the creation of a claim or Lien on the Company or any of its Assets and Properties which would have a material adverse effect on the Company or its assets or properties.

     (d) Section 3.3(d) of the Disclosure Schedule lists all Required Approvals and Permits.

     3.4 Financial Statements. (a) Prior to the execution of this Agreement, the Company has delivered to Parent true and complete copies of the Financial Statements.

     (b) The Financial Statements (i) were prepared in all material respects in accordance with the Books and Records of the Company, (ii) fairly present the financial condition of the Company as of the date thereof in all material respects and (iii) were prepared in accordance with GAAP.

     3.5 Real Property. (a) Section 3.5 of the Disclosure Schedule contains a true and complete description of each parcel of real property leased by the Company, as lessor or lessee ("Real Property"). Each lease pursuant to which the Real Property is currently leased (the "Real Property Leases") is valid, binding and in full force and effect without any default thereunder by the Company. Except as set forth in Section 3.5 of the Disclosure Schedule, no real property other than that covered by the Real Property Leases is, or has been, used by the Company Group in connection with the business or operation of the Company. To the Knowledge of the Company, there are no pending or threatened condemnation, eminent domain or similar proceeding with respect to the Real Property or the improvements thereon. Prior to the execution of this Agreement, the Company has delivered to Parent true and correct copies of the Real Property Leases.

     (b) The Real Property and the buildings and structures thereon are in conformity with all local and municipal ordinances and with all applicable rules, policies, and regulations of all Bodies having jurisdiction over the Real Property, except failures so to conform which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Condition of the Company.

     3.6 Tangible Personal Property. The Company is in possession of and has good title to all tangible personal property used in or reasonably necessary for the conduct of its business, including all tangible personal property reflected on the June Balance Sheet and tangible personal property acquired since June 30, 1996, other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Liens disclosed in Section 3.6 of the Disclosure Schedule, and its use complies in all material respect with all applicable Laws.

     3.7 Intellectual Property Rights. (a) The Company has an interest in or uses only the Intellectual Property disclosed in Section 3.7 of the Disclosure Schedule, each of which the Company has all right, title and interest in. No other Intellectual Property is used or necessary in the conduct of the Business of the Company. Except as disclosed in Section 3.7 of the Disclosure Schedule, (i) the Company has the exclusive right to use the Intellectual Property disclosed in Section 3.7 of the Disclosure Schedule, (ii) all registrations with and applications to Bodies in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Company to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company in respect of such Intellectual Property, (iv) the Company has delivered to Parent prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets, (vi) the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) to the Knowledge of the Company, no such Intellectual Property is being infringed by any other Person. The Company has not received notice that the Company is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of the Company, has been made to such effect that has not been resolved and, to the Knowledge of the Company, the Company is not infringing any Intellectual Property of any other Person.

     3.8    Litigation.

          (a) No suit, action, arbitration or governmental investigation or audit, or legal, administrative or other proceeding (a "Legal Proceedings") is pending or, to the Knowledge of the Company, threatened against the Company relating to or affecting the Company or its Assets and Properties, or by the Company relating to the Business and there has been no Legal Proceeding previously resolved against the Company which remains unsatisfied;

          (b) there are no facts or circumstances Known to the Company that could reasonably be expected to give rise to any Legal Proceeding which would have a material adverse effect on the Company that would be required to be disclosed pursuant to clause (a) above; and

          (c) The Company is not subject to any judgment, writ, injunction, decree or similar order ("Orders") of any court, arbitration agency or panel, governmental department, commission, board, bureau, authority, agency, tribunal, official or other or instrumentality of the United States of America, any foreign country or any domestic or foreign state, country, city or other political subdivision (a "Body").

Prior to the execution of this Agreement, the Company has delivered to Parent all responses of counsel for the Company to auditors' requests for information delivered in connection with the Financial Statements (together with any updates provided by such counsel) regarding Legal Proceedings pending or threatened against, relating or affecting the Company.

     3.9 Compliance with Laws. Except as disclosed in Section 3.9 of the Disclosure Schedule, the Company is not, nor at any time within the last five years has been, nor has it received any notice that it is, or has at any time within the last five years been, in violations of or in default under any Law or Order applicable to the Company or any of its assets or properties, except to the extent such violation would not have a material adverse effect on the Condition of the Company.

     3.10     Contracts. (a)      Except as set forth in Section 3.10(a) of the
Disclosure Schedule, the Company is not a party to any:

     (i) Contract for the employment of any officer, director, employee or consultant, or with any labor union or association;

     (ii) Contract pursuant to which any Person who is or was an officer, director, employee, consultant, or an Affiliate or Associate of any such Person has a material interest;

     (iii) Contract relating to the borrowing or lending of money, or the guarantee of any obligations for borrowed money, excluding trade payables or endorsements made for purposes of collection in the ordinary course of business;

     (iv) Contract having an unexpired term of more than six months after the Closing or involving payments after the Closing in excess of $10,000 in any year;

     (v) Contract for the production or supply by it of goods or services having unexpired terms (including any periods covered by options to renew exercisable by other parties) of more than 90 days after the Closing;

     (vi) Contract for capital expenditures or the purchase by it of materials, supplies, equipment or services which requires payments by the Company in excess of $5,000 after the Closing;

     (vii)  licenses or royalty agreements;

     (viii) distributor, dealer, manufacturer's representative, sales agency, franchise or advertising Contracts;

     (ix) Contract relating to (A) the future disposition or acquisition of any Assets and Properties of the Company, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

     (x) Contract with respect to the discharge or removal of effluent wastes, pollutants or Hazardous Materials of any nature;

     (xi) Contract containing covenants not to compete in any business or geographical area or restricting it from the use or disclosure of any information in its possession;

     (xii) Contract not made in the ordinary course of business consistent with past practices;

     (xiii) Contract that (A) limits or contains restrictions on the ability of the Company to declare or pay dividends on, to make any other distributions in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change to lines of business in which it participates or engages or to engage in any business combination or (B) requires the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition; or

     (xiv) Contract between or among the Company, on the one hand, and the Company, or any officer, trustee, Affiliate (other than the Company) or Associate of the Company or any Associate of any such officer, trustee or Affiliate, on the other hand.

     (b)  Except as set forth in Section 3.10(b) of the Disclosure Schedule:

     (i) each Contract required to be disclosed in Section 3.10(a) of the Disclosure Schedule (each, a "Material Contract") is in all material respects valid and in full force and effect;

     (ii) the Company has performed in all material respects all obligations required to be performed by it and is not in default (and with the giving of notice on the lapse of time will not be in default), and will not be in default as a result of the consummation of the transactions contemplated by this Agreement, under any Material Contract;

     (iii) the Company has not received notice that any party to any Material Contract intends or may intend to cancel or terminate any such Contract or to exercise or not exercise options or rights under any such Material Contract;

     (iv) all liabilities and obligations of the Company required to be paid or performed by the Company on or before the Closing under all Material Contracts have been, or will have been on the Closing, duly paid in full or performed by the Company in all material respects; and

     (v) the consummation of the transactions contemplated by this Agreement (1) does not require any consent under any Contract, and (2) will not result in the rightful termination of any material right or privilege now enjoyed by the Company under any Material Contract.

     3.11 Absence of Certain Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto, on or before the Closing, since June 30, 1996, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to have a material adverse change in the condition of the Company. Without limiting the foregoing, and except as set forth in Section 3.11 of the Disclosure Schedule, since June 30, 1996, the Company has been operated in the ordinary course consistent with past practices, and has not:

     (a) entered into any transaction or incurred any liability or obligation other than in the ordinary course of business or which was unusual in nature or amount;

     (b) had any change in the Condition of the Company;

     (c) granted or agreed to grant any increase in compensation to any of its employees or to any agent, or paid or agreed to pay any bonus to any employee;

     (d) waived any rights or claims having value, except rights or claims not material in amount and waived in the ordinary course of business consistent with past practice;

     (e) violated any Law applicable to the Company or its Assets and Properties, the violation of which could have a material adverse effect on the Condition of the Company; or

     (f) sold or otherwise disposed of any of the Assets and Properties, except in the ordinary course of business consistent with past practice.

     3.12 Permits. The Company has all Permits required by Law for the business or operation of the Company and the use of its Assets and Properties except those permits (other than those relating to Environmental Laws) which are immaterial to the Condition of the Company. Section 3.12 of the Disclosure Schedule contains and complete and correct description of all Permits possessed by the Company. Except as set forth in Section 3.12 of the Disclosure Schedule, all such Permits are valid and in full force and effect and will not be effected by the Closing. There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings that could result in the termination or impairment of any Permit.

     3.13 Payments. No member of the Company Group, in connection with the Business or the Company, has directly or indirectly: (a) made any unlawful domestic or foreign political contribution; (b) made or received any payment, or provided or received any service which were not legal to make, receive or provide; or (c) had any transactions or payments which are not recorded in its accounting books and records or disclosed in its financial statements.

     3.14 Insurance. Section 3.14 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure the Company, its Assets and Properties, or the employees of the Company. Each such insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and the Company has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Neither the Company nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

     3.15 Environmental Matters. The Company has obtained all Licenses which are required under applicable Environmental Laws. Each such License is in full force and effect. The Company has conducted its business and operations in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in Section 3.15 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

     (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of the Company Group, threatened by any Body with respect to any alleged failure by the Company to have any License required under applicable Environmental Laws in connection with the business or operation of the Company or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material in connection with the business or operation of the Company, and there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order.

     (b) The Company does not own, operate or lease a treatment, storage or disposal facility on any of the Real Property requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released in the cases of clauses (i) through
(iv), at, on or under any such site or facility used in connection with the business or operation of the Company during any period that the Company Group owned, operated or leased such property.

     (c) The Company has not transported or arranged for the transportation of any Hazardous Materials in connection with the business or operation of the Company to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar list issued by any Body having jurisdiction over the Company or for its Assets and Properties, or (iii) the subject of and Legal Proceedings that may lead to Environmental Claims against the Company.

     (d) No Hazardous Material generated in connection with the Company or operation of the Business has been recycled, treated, stored, disposed of or Released by the Company at any location.

     (e) No oral or written notification of a Release of a Hazardous Material in connection with the business or operation of the Company has been filed by or on behalf of the Company, and no site or facility now or previously owned, operated or leased by the Company on any of the Real Property is listed or, to the Knowledge of the Company Group, proposed for listing on the NPL, CERCLIS or any similar list of sites issued by any Body having jurisdiction over the Company or its assets and property requiring investigation or clean-up.

     (f) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company on any of the Real Property, and no Body has taken action and, to the Knowledge of the Company, no such action is in process that could subject any such site or facility to such Liens, and the Company would not be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility in any deed to the Real Property on which such site or facility is located.

     (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, the Company in relation to any site or facility now or previously owned, operated or leased by the Company on any of the Real Property which have not been delivered to Parent prior to the execution of this Agreement.

     3.16 Inventories. Section 3.16 of the Disclosure Schedule is a summary of Inventory of the Company as of June 30, 1996 which accurately reflects then current inventory levels. Such Schedule will be updated as of the close of business on the day immediately prior to Closing and delivered to Parent at the Closing (the "Inventory Schedule"). All Inventory reflected on the Financial Statements and the Closing Date Balance Sheet consists, or will consist, of current and marketable Products, raw materials, work-in-process and packaging materials and sundry items which are usable, and, in the case of finished products saleable at the Company's regular prices, in the ordinary course of the business consistent with past practices.

     3.17 Books and Records of the Company. The minute books and other similar records of the Company as made available to Parent prior to the execution of this Agreement contain a true and complete record of all action taken by meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company. The stock transfer ledgers and other similar records of the Company as made available to Parent prior to the execution of this Agreement accurately reflect all transfers prior to the execution of this Agreement in the capital stock of the Company. None of the Company's Books and Records are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means which are not under the exclusive ownership and direct control of the Company.

     3.18   Accounts Receivable; Accounts and Other Liabilities Payable.  (a)
Section 3.18 of the Disclosure Schedule is an Accounts Receivable aging report as of June 30, 1996 which accurately reflects the collection experience of all Accounts Receivable of the Company, and the aging experience shown thereon is consistent with that of prior periods. Such Schedule will be updated as of the close of business on the day immediately prior to Closing and delivered to Parent at the Closing (the "Accounts Receivable Schedule").

     (b) Except as set forth in Section 3.18 of the Disclosure Schedule, the Accounts Receivable to be reflected on the Closing Date Balance Sheet (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Financial Statements, (vi) have not been outstanding for more than 90 days, and (vii) are not the subject of any Legal Proceedings brought by or on behalf of the Company.

     (c) Section 3.18(c) of the Disclosure Schedule lists all the creditors of the Company as of June 30, 1996 and such Schedule will be updated as of the Closing to accurately describe the amounts, nature, and payment due dates of all the Company's Liabilities as of the close of business on the day immediately prior to Closing. The updated Schedule (the "Payables Schedule") shall be delivered to Parent at the Closing.

     3.19   Taxes.  (a)    The Company has filed all Tax returns and reports
required to be filed by it, all such returns and reports are accurate and comply with applicable laws, and all Taxes due from the Company have been paid and all Taxes for all periods prior to the Closing shall either be paid by the Company or accrued on the face of the Closing Date Balance Sheet.

     (b) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes that have been given by the Company.

     (c) Except as set forth in Schedule 3.19(c) of the Disclosure Schedule (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed or assessed and the amount thereof, and the taxable year in question), no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes.

     (d) The Company is not a party to any tax-sharing or allocation agreement, nor does the Company owe any amount under any tax-sharing or allocation agreement.

     (e) The Company has complied (and until the Effective Time will comply) in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Section 1441 or 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from the employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

     3.20 Affiliate Transactions. Except with respect to wages paid to Employees in the ordinary course of business or as disclosed in Section 3.20 of the Disclosure Schedule, (i) no officer, director, Affiliate or Associate of the Company or any Associate of any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities used or held for use by the Company, (ii) the Company does not provide or cause to be provided any assets, services or facilities to any such officer, director, Affiliate or Associate (other than as officer, director or employer), and (iii) the Company has not engaged in any transaction or entered into any agreement with, or guaranteed any obligation of any Affiliate or Associate of a member of the Company Group. Except as disclosed in Section 3.20 of the Disclosure Schedule, each of the transactions listed in Section 3.20 of the Disclosure Schedule is engaged in on an arm's-length basis.

     3.21   Employees; Labor Relations; Benefits.

     (a) Section 3.21(a) of the Disclosure Schedule contains a list of the name of each Employee as at the date hereof, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date. The Company has not received any information that would lead it to believe that a material number of Employees will or may cease to be Employees, because of the consummation of the transactions contemplated by this Agreement.

     (b) Except as disclosed in Section 3.21 (b) of the Disclosure Schedule, (i) no Employee is presently a member of a collective bargaining unit and, to the Knowledge of the Company, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or gender, age, race or other discrimination claim has been brought during the last five years against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Since June 30, 1991, there has been no work stoppage, strike or other concerted action by employees of the Company. During that period, the Company has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

     (c) All Employees who have had access to any Intellectual Property Rights are bound, by written contract, to not disclose or use such rights other than in the course of their employment for the Business.

     (d) The Company has received no notices of claims or findings of violations under OSHA.

     (e) Section 3.21(e) of the Disclosure Schedule contains a true and complete list of each employee benefit plan within the meaning of Section 3(3) of ERISA and any other pension, retirement, profit-sharing, deferred compensation, option, bonus, welfare, medical, disability, insurance, severance, incentive or other benefit plan) maintained by the Company, or to which the Company contributes, for any of the Company's employees (each a "Plan" and, collectively, the "Plans"), setting forth the name and address of the Plans and the trustees, and the basis of the Company's contributions. True and complete copies of each of the Plans and related trusts have been furnished to Parent. There has also been furnished or made available to Parent with respect to each of the Plans, the most recent actuarial report required to be prepared with respect to any of such Plans, the most recent Internal Revenue Service ("Service") determination letter, the most recent Summary Plan Description and the most recent Annual Report on Form 5500 series. With respect to each of the Plans on Section 3.21(e) of the Disclosure Schedule:

     (i) With respect to each Plan intended to be qualified under Section 401(a) of the Code, a determination letter from the Service has been received to the effect that the Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and the Company knows of no event which will occur through the Closing Date (including without limitation the transactions contemplated by this Agreement) which would cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

     (ii) all contributions required by the Plan or by law with respect to all periods through the Closing Date shall have been made by such date (or provided for by the Company by adequate reserves on its financial statements);

     (iii) no "reportable event" as described in Section 4043(c) of ERISA and with respect to which the 30-day notice requirement has not been waived has occurred and is continuing with respect to the Plan;

     (iv) except as disclosed on Section 3.21(c) of the Disclosure Schedule, no claim, lawsuit, arbitration or other action has been threatened in writing, asserted or instituted against the Plan, any trustee or fiduciaries thereof, the Company, other than routine claims for benefits;

     (v) all amendments required to bring the Plan into conformity with any of the applicable provisions of ERISA have been obtained and are in full force and effect;

     (vi) any bonding required with respect to the Plan in accordance with applicable provisions of ERISA has been obtained and is in full force and effect;

     (vii) the Plan has been maintained in all material respects in accordance with its terms and the terms and the provisions of ERISA (including rules and regulations thereunder) applicable thereto;

     (viii) the Company has not engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code and Section 406 of ERISA, with respect to the Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction"); and

     (ix) the Company has not been notified of an audit of any Plan by the Service or the Department of Labor.

     3.22 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the June Financial Statements or as disclosed in Section
3.22 of the Disclosure Schedule, and except for obligations and liabilities of the Company under Contracts not required to be performed prior to the Closing, the Company did not have at June 30, 1996, nor has it incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations which were incurred in the ordinary course of business consistent with past practice taken as a whole and which are to be reflected on the face of the Closing Date Balance Sheet as a current liability.

     3.23 Substantial Customers and Suppliers. Section 3.23(a) of the Disclosure Schedule lists the ten largest customers of the Company, on the basis of revenues for goods sold or services provided for the most recently-completed fiscal year. Section 3.23(b) of the Disclosure Schedule lists the ten largest suppliers of the Company, on the basis of cost of goods or services purchased for the most recently-completed fiscal year. Except as disclosed in Section 3.23(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, sales to or provision of services to the Company since April 30, 1996 or, to the Knowledge of the Company Group, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in
Section 3.23(d) of the Disclosure Schedule, to the Knowledge of the Company Group, no such customer or supplier is threatened with bankruptcy or insolvency.

     3.24 Vehicles. Section 3.24 of the Disclosure Schedule contains a true and complete list of all motor vehicles owned or leased by the Company. Except as disclosed in Section 3.24 of the Disclosure Schedule, the Company has good and valid title to, or has valid leasehold interests in or valid rights under Contract to use, each Vehicle, free and clear of all Liens.

     3.25 No Guarantees. None of the Liabilities of the Company is guaranteed by or subject to a similar contingent obligation of any other Person, nor has the Company guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom the Company sells goods or provides services or with whom the Company otherwise has significant business relationships.

     3.26 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company Group directly with Parent without the intervention of any Person on behalf of the Company in such manner as to give rise to any valid claim by any Person against Parent for a finder's fee, brokerage commission or similar payment.

     3.27 Disclosure. All material facts relating to the Company have been disclosed to Parent in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any other schedule, certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement (including the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

     3.28 Investment Intent. (a) The Parent Shares being issued to the Trust are being acquired by it for investment for its own account, not as a nominee or agent for any other person. No member of the Company Group has any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person in the Parent Shares or to sell or pledge any interest therein.

          (b) Each member of the Company Group has received all information it considers necessary or appropriate to decide whether to participate in the merger, and has received a copy of Parent's Form 10-KSB for the fiscal year ended October 29, 1995 and its Forms 10-Q for the for the quarters ended January 28, 1996 and April 27, 1996.

          (c) The certificates representing the Parent Shares, and the certificates for any securities issued in respect thereof or exchange therefor, shall bear the following legends:

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITY UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT."

     3.29 Sole Vehicle. The Company is the sole vehicle through which the Company Group conducts the Business.

     3.30 Bank and Brokerage Accounts. Section 3.30 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, and (b) a true and complete list of and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto.

                                   ARTICLE IV

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

     Each of Parent and Sub, jointly and severally, represents and warrants to, and covenants with, the Company Group as follows:

     4.1 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and California, respectively.

     4.2 Authority. (a) Parent and Sub each have full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties and to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Parent or Sub to authorize such execution, delivery and consummation have been or, as of the Closing, will be duly and properly taken.

     (b) This Agreement has been duly executed by each of Parent and Sub and constitutes, and the Operative Agreements and such other agreements and instruments to which each of Parent or Sub is a party, when duly executed and delivered by Parent or Sub, as applicable, will constitute, legal, valid and binding obligations of Parent or Sub, as applicable, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) The execution and delivery by Parent and Sub of this Agreement and the execution and delivery by Parent and Sub of the Operative Agreements and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby will not (i) violate any law, or (ii) conflict with, result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under the Certificate of Incorporation or By-laws of Parent or Sub or any indenture, mortgage, lease, agreement or other instrument to which it is a party or by which it or its assets or properties is bound.

     (d) No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Parent or Sub of this Agreement and the execution and delivery by Parent or Sub of the Operative Agreements and such other agreements and instruments or the consummation by Parent of the transactions contemplated hereby or thereby.

     4.3 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Parent on behalf of Parent and Sub directly with the Company Group without the intervention of any Person on behalf of Parent or Sub in such manner as to give rise to any valid claim by any Person against the Company for a finder's fee, brokerage commission or similar payment.

     4.4 Disclosure. No representation or warranty of Parent or Sub in this Agreement (including the Schedules) and no statement in any other schedule, certificate or other list delivered to the Company Group pursuant to this Agreement (including the Parent Reports) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     4.5 Parent Shares. The Parent Shares to be issued will be duly authorized, validly issued, fully paid and nonassessable, and upon release from the Escrow Account and delivery to the Trust in accordance with the terms of the Escrow Agreement, will vest in the Trust good and valid title, free and clear of all liens, claims, encumbrances and restrictions.

     4.6 Parent SEC Reports. Parent has delivered or made available to the Company Group for its inspection each registration statement, report, proxy statement or information statement prepared by it since October 29, 1995, including (i) its Annual Reports on Form 10-KSB, (ii) its Quarterly Reports on Form 10-Q, (iii) its Current Reports on Form 8-K, and (iv) its Proxy Statements for its Annual Meetings of Stockholders, each in the form (including exhibits and amendments thereto) filed with the Securities and Exchange Commission (the "SEC"), and each annual and quarterly report sent to its stockholders (collectively, the "Parent Reports"). As of their respective dates, the Parent Reports (x) were prepared in all material respects in accordance with applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (y) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Parent included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents the consolidated financial position of Parent as of its date and each of the consolidated statements of income, retained earnings and cash flows of Parent included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Parent for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. There have been no material adverse changes in the condition of Parent since the date of its most recent Quarterly Report on Form 10-Q, except as set forth in the draft press release transmitted to the Company Group on August 13, 1996.

     4.7 Absence of Undisclosed Liabilities. Except for immaterial claims incurred in the ordinary course of business, and liabilities incurred in the ordinary course of business (including fluctuations in borrowings), Parent did not have at April 27, 1996, nor has it incurred since that date, any liabilities or obligations for the payment of money that were not adequately reflected in the financial statements contained in the latest Parent Report.


                                   ARTICLE V

                        FURTHER COVENANTS AND AGREEMENTS

     5.1 Conduct of Business. Except as otherwise expressly provided herein, from the date hereof until the Closing, the Company Group shall:

     (a) conduct Business only in the ordinary course consistent with the Company's past practices and in compliance with this Agreement;

     (b) take all reasonable efforts to preserve intact the business organization and reputation of the Company, keep available the services of the Company's management and employees, and preserve the goodwill of suppliers, customers and others having business relations with the Company;

     (c) continue the Company's existing practices relating to maintaining and keeping its Assets and Properties in as good repair and working order;

     (d) promptly notify Parent of any material adverse change subsequent to June 30, 1996 in the Condition of the Company;

     (e) not take any action or engage in any transaction which would render any representation and warranty of the Company inaccurate in any material respect as of the date hereof or as of the Closing;

     (f) not, except in the ordinary course of business and consistent with past practice, modify, amend or waive any provisions of, or terminate or decline to enforce, any Contract without the prior written consent of Parent which consent shall not be unreasonably withheld; and

     (g) provide access to designated representatives of Parent to observe the day-to-day conduct of management and the Company.

     5.2    Consents; Permits.   Each of Parent and the Company will cooperate
to obtain promptly all consents, governmental authorizations, estoppel certificates and filings required to be obtained or made by it or which may be reasonably necessary to the consummation of the transactions contemplated by this Agreement or which are reasonably requested by the other party.

     5.3    Access; Information.  Through the Closing, the Company Group shall:

     (a) afford to the authorized representatives of Parent reasonable access, during normal business hours, to the employees, offices, plants, properties, books and records of the members of the Company Group in order that Parent may have full opportunity to make such engineering, environmental, legal, financial, accounting and other reviews or investigations of the Company and the Business as Parent shall desire to make;

     (b) instruct and use their best efforts to cause the Company's Auditors to permit Parent's independent public accountants to inspect the accounting work papers and other records relating to the Company;

     (c) furnish to Parent and its authorized representatives such additional financial and operating data and other information regarding the Business and operations of the Company and its Assets and Properties as Parent shall reasonably request; and

     (d) permit a representative of Parent's accountants to observe the physical inventory of the Company as of the Closing Date.

     5.4 No Shopping. No member of the Company Group shall, directly or indirectly, contact, initiate, solicit, enter into or conduct any discussions or negotiations, or enter into any agreement with any Person with respect to the direct or indirect sale of all or any part of the Company or its Assets and Properties (except in the ordinary course of business consistent with past practice).

     5.5 Reasonable Efforts. Each member of the Company Group shall use all reasonable efforts to fulfill the conditions to its obligations hereunder and to cause its representations and warranties to remain true and correct in all material respects as of the Closing.

     5.6 Pre-Closing Employment Costs. At the Closing, the Company shall deliver to Parent Schedule 5.6 (the "Accrued Employment Cost Schedule"), which shall list and describe all amounts accruable (the "Accrued Employment Costs") with respect to the benefits of each Employee (including for accrued vacation, personal leaves and health benefits) as of the day prior to the Closing and unpaid as of said time. All such accrued employment costs shall be adequately provided for in the Closing Date Balance Sheet.

     5.7 Environmental Audit. (a) Following execution and delivery of this Agreement, Parent may retain an environmental audit firm (the "Environmental Auditor") to evaluate the Company's compliance with all Environmental Laws and regulations applicable to the Company, its business or operations or its Assets and Properties and the accuracy of the representations and warranties contained in Section 3.15. Parent shall instruct the Environmental Auditor to issue a report (the "Environmental Report") to the Company Group and Parent, which shall contain its findings with respect to compliance with Environmental Laws and the accuracy of said representations and warranties and the estimated cost, if any, to cure any non-compliance or inaccuracy or any condition the Environmental Auditor deems appropriate to cure in order to prevent future non-compliance ("Cleanup Costs"). The Environmental Report shall also contain a plan to cure all non-complying conditions. If the Environmental Report concludes that Cleanup Costs are less than $50,000, the Company shall promptly implement and complete the actions set forth in the Environmental Report. If the Environmental Report concludes that Cleanup Costs are more than $50,000, the Company may (x) promptly implement and complete the actions set forth in the Environmental Report, or (y) may, by written notice, elect to terminate this Agreement, subject to the next sentence. If the Company elects to terminate this Agreement pursuant to clause (y), Parent may elect to waive the provisions of the preceding sentence and the Conversion Number shall be reduced by $50,000 divided by $9.00 (rounded to the nearest whole number).

     (b) Notwithstanding the foregoing, if Parent is not satisfied, in its sole discretion, with the Environmental Report, Parent may cancel this Agreement by written notice to the Company within 14 days of receipt of the Environmental Report.

     5.8 Auditable Financial Statements for 8-K. Parent Shares are registered under the Securities Exchange Act of 1934, and, after Closing, it may be required to file a current report on Form 8-K to report the Merger. In such Form 8-K, Parent will be required to include an audited balance sheet of the Company for the fiscal year ended December 31, 1995 and 1994, and the Company's statements of income, cash flow and changes in stockholders' equity for the three fiscal years preceding the 1995 balance sheet, and certain interim financial statements (the "Required Financial Statements"). From and after the date hereof, the Company Group shall cooperate, and cause its independent accountants to cooperate, at Parent's expense, with Parent and its accountants in the preparation and audit (if necessary) of the Required Financial Statements and shall provide Parent and its accountants with full access to the Books and Records of the Company, and the Company Group shall cause its independent accountants to give it and Parent's accountants full access to its records and staff, for the purpose of preparing and auditing the Required Financial Statements.

     5.9 Lockhart Consulting Agreement. At Closing, Lockhart and the Surviving Corporation shall enter into a consulting agreement, substantially in the form attached as Exhibit B (the "Lockhart Consulting Agreement").

     5.10 Affiliate Contracts. Prior to Closing, the Company shall cause all agreements with, or obligations to, any member of the Company Group or any Affiliates of such Person to be terminated without any cost to the Company.

     5.11 Monthly Financial Statement. As promptly as practicable and in any event no later than 15 days after the end of each month ending after the date hereof and before the Closing Date, the Company will deliver to Parent true and complete copies of the unaudited balance sheet, and the related consolidated statements of operations, stockholders' equity and cash flows, of the Company as of and for each such month and the portion of the fiscal year then ended, together with the notes, if any, relating thereto (the "Monthly Financial Statements"), which financial statements shall (i) fairly present the financial condition and results of operation of the Company as of the date thereof and for the respective periods covered thereby, and (ii) will be compiled from the Books and Records of the Company.

     5.12 Bank Debt. The Company Group shall cause the Company's bank debt to not exceed $500,000 as of the Closing Date.

     5.13 Cash. The Company may distribute to Lockhart or the Trust all cash held by the Company immediately prior to Closing.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     All obligations of Parent and Sub to effect the Closing hereunder are, at the option of Parent, subject to the conditions precedent that, at the Closing:

     6.1 Opinion of Counsel. Parent and Sub shall have received the favorable opinion of Latham & Watkins, counsel for the Company Group, and the favorable opinion of Bewley, Lassleben & Miller, counsel to the Trust, addressed to Parent and Sub and dated as of the Closing, substantially in the form of Exhibit C.

     6.2 Performance by the Company Group. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by a member of the Company Group at or before the Closing shall have been complied with and performed in all material respects.

     6.3 Representation and Warranties. The representations and warranties made by members of the Company Group in this Agreement shall be true and correct in all material respects as of the Closing.

     6.4 No Actions or Proceedings. No Legal Proceeding shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which may affect the Surviving Corporation, or its right to own, operate or control the Company's Business, assets or properties or any portion thereof.

     6.5    No Certain Material Adverse Change.   There shall have been no
material adverse change in Condition of the Condition since June 30, 1996.

     6.6 Satisfaction of Counsel. All corporate and other actions and proceedings in connection with the transactions contemplated hereby, all resolutions, documents and instruments incidental thereto, and all other related legal matters, shall be reasonably satisfactory in form and substance to counsel for Parent.

     6.7 Third Party Consents; Permits and Approvals. The Company shall have delivered to Parent consents from all third parties required to consummate the transactions contemplated hereby and by the Operative Agreements ("Required Consents"). All Permits and Approvals used, or required by Law to be used, in connection with the Business or operation of the Company, or the Company's use or ownership of its Assets and Properties, or required in connection with the consummation by the Company Group of the transactions contemplated by this Agreement or the Operative Agreements (collectively, "Required Permits and Approvals") shall have been obtained by the Company Group on or prior to the Closing and effectively transferred to the Surviving Corporation.

     6.8 Filing of Officer's Certificate and Merger Certificate. Parent shall have received evidence satisfactory to it that the Agreement of Merger has been filed with the California Secretary of State, along with the certificates of officers of the Constituent Corporations.

                                  ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     All obligations of the Company Group to effect the Closing hereunder are, at its option, subject to the conditions precedent that, at the Closing:

     7.1 Performance by Parent and Sub. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Parent and Sub on or before the Closing shall have been complied with and performed in all material respects.

     7.2 Representations and Warranties. The representations and warranties made by Parent and Sub in this Agreement shall be true and correct in all material respects as of the Closing.

     7.3 No Actions or Proceedings. No Legal Proceeding shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

     7.4 Satisfaction of Counsel. All corporate and other actions and proceedings in connection with the transactions contemplated hereby, all resolutions, documents and instruments incidental thereto, and all other related legal matters, shall be reasonably satisfactory in form and substance to counsel for the Company.

     7.5 Opinion of Counsel. The Trust shall have received the favorable opinion of Greenberger & Forman, counsel for Parent and Sub, addressed to the Trust and dated as of the Closing, substantially in the form of Exhibit D.

     7.6 No Material Adverse Change. There shall have been no material adverse change in the condition of Parent since the date of Parent's most recent Quarterly Report on Form 10-Q.

                                  ARTICLE VIII

                    DOCUMENTS TO BE DELIVERED AT THE CLOSING

     8.1    The Company Group Closing Documents and Actions.    At the Closing,
the Company Group shall deliver, or cause to be delivered, to Parent and Sub the following, executed by all parties thereto other than Parent and Sub:

     (a) a certificate of officer of the Company, substantially in the form attached as Exhibit E;

     (b) a certificate of the Company's Secretary, substantially in the form attached as Exhibit F;

     (c) a manually signed report of the Company's Auditors for the Company's fiscal years ended 1994 and 1995.

     (d) a certificate of good standing of the Company and a Tax Clearance Certificate of recent date from the Secretary of State of California;

     (e)    the Inventory Schedule;

     (f) the Accounts Receivable Schedule;

     (g)    the Payables Schedule;

     (h) the Opinion of Counsel to the Company Group;

     (i) Required Consents and Required Permits and Approvals;

     (j) the Accrued Employment Costs Schedule;

     (k) the Lockhart Consulting Agreement, executed by Lockhart;

     (l) the Escrow Agreement, executed by the Trust, the Indirect Shareholders and the Escrow Agent; and

     (m) the Company's Officer's Certificate;

     (n) certificates representing all outstanding Company shares;

     (o) such other endorsements, instruments or documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement;

     (p) evidence of acknowledgment by Kenneth Smith to the revised payment schedule under the Agreement by and between the Company and Kenneth Smith dated August 30, 1982.

     (q)    the Agreement of Merger.

     8.2 Documents to be Delivered by Parent and Sub. At the Closing, Parent and Sub shall deliver, or cause to be delivered, to the Company Group the following:

     (a) the Purchase Price, in the manner and form required in Section 1.2;

     (b) a certificate of officer of Parent and Sub, substantially in the form attached as Exhibit G;

     (c) a secretary's certificate of Parent and Sub, substantially in the form attached as Exhibit H;

     (d) the Escrow Agreement, executed by Parent and Sub;

     (e) the Lockhart Consulting Agreement, executed by the Surviving
Corporation;

     (f) Opinion of Counsel to Parent and Sub referred to in Section 7.5;

     (g) the Agreement of Merger executed by the Sub; and

     (h) such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.


                                   ARTICLE IX

                         SURVIVAL AND INDEMNIFICATIONS

     9.1 Survival of Representations. The representations, warranties, covenants and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the Closing and shall remain in full force and effect, subject to all limitations and other provisions contained in this Agreement, for two years following the Closing Date (except for the representations and warranties made in Sections 3.2, 3.15, 3.19, 3.22 and 3.29, which will survive until the expiration of the applicable statute of limitations, and the covenants in
Article X, which shall extend indefinitely unless otherwise limited by their terms.

     9.2 Indemnification by the Company Group. The Indirect Shareholders and the Trust hereby agree, jointly and severally, to indemnify and hold harmless Parent, Sub, their Affiliates, and the Surviving Corporation and their successors, assigns and Representatives (collectively, the "Parent Indemnities") from and against any and all claims, damages, liabilities, fines, Liens, losses or other obligations whatsoever, together with costs and expenses, including fees and disbursements of counsel and expenses of investigation, incurred in connection therewith or in connection with the enforcement of the indemnifying parties' indemnification obligations hereunder (collectively, "Losses"):

     (a) arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty or covenant of any member of the Company Group contained in this Agreement or in any agreement, certificate or other instrument delivered by any member of the Company Group pursuant to this Agreement;

     (b) any liability of the Surviving Corporation arising from any act or omission of the Company, or accruing, prior to the Closing Date, to the extent not reflected on the face of the Closing Date Balance Sheet as a Current Liability, except bank debt conforming to Section 5.12; and

     (c) for any Taxes due from the Company for any period prior to Closing to the extent not reflected on the face of the Closing Date Balance Sheet as a Current Liability

     9.3 Indemnification by the Surviving Corporation. The Surviving Corporation hereby agrees to indemnify and hold harmless the Indirect Shareholders, the Trust and their respective successors, assigns and Representatives from and against any and all Losses arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty, covenant or agreement of Parent or Sub contained in this Agreement or in any agreement, certificate or other instrument delivered by Parent or Sub pursuant to this Agreement. Parent hereby agrees to indemnify and hold harmless the Indirect Shareholders, the Trust and their respective successors, assigns and Representatives from and against any and all Losses arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty in Sections 4.5, 4.6, or 4.7 of this Agreement.

     9.4 Notices, etc. Each indemnified party agrees to give the indemnifying party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit (collectively, "Claims") for which such indemnified party intends to assert a right to indemnification under this Agreement, identify all provisions of this Agreement under which the Claims arise, and set forth the Claim in reasonable detail. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any Claim by a third party which gives rise to Indemnification. With respect to such Claim relating solely to the payment of money damages and which will not result in the indemnified party's becoming subject to injunctive or other relief or otherwise adversely affect the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate. The indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any Claim if as a result thereof the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner.

     9.5 Limitations. (a) Notwithstanding anything to the contrary contained herein and notwithstanding any statute of limitations, the obligation of the Trust and Indirect Shareholders to indemnify the Parent Indemnities for any Loss with respect to a Claim arising out of the breach of any representation made by the Company Group (other than those contained in Sections 3.2, 3.15, 3.19, 3.22 and 3.29) shall terminate two years after the Closing, if no notice of Claim is given prior to that time. The obligation of the Trust and the Indirect Stockholders to indemnify the Parent Indemnities for any other Loss shall survive until the expiration of applicable statutes of limitations.
Claims pending on, or asserted prior to, the expiration of the time period specified above may continue to be asserted and shall be indemnified against.

     (b) Notwithstanding anything to the contrary contained herein, neither party shall be required to indemnify the other for Losses (i) arising from a breach of a representation until, and to the extent, such Losses exceed $25,000, or (ii) in excess of the lesser of (1) the product of (x) the Aggregate Conversion Amount (as adjusted) multiplied by (y) the Market Price and (2) $3,125,000.



                                   ARTICLE X

                            POST CLOSING AGREEMENTS

     10.1 Business Covenant. (a) Each member of the Company Group and each of their Affiliates agrees that, for a period of five years from the Closing Date, neither they nor any of their Affiliates will in any way, directly or indirectly, take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Surviving Corporation and its Affiliates, and will not, without the Surviving Corporation's prior written consent, (x) engage in any business, directly or indirectly, that competes with the Business,
(y) hire any person that worked for the Company within one year of Closing or that worked for the Surviving Corporation at anytime thereafter, or (z) disclose or use, in any manner, any confidential information related to the business or operations of the Company, or its Assets and Properties, or use of any Intellectual Property used in connection with the Business.

     (b) Each member of the Company Group acknowledges that its failure to comply with the provisions of Section 10.1(a) will result in irreparable and continuing damage for which there will be no adequate remedy at law and that, in the event of a failure to comply, the aggrieved party and their successors, legal representatives and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper and necessary to ensure compliance with the provisions of Section 10.1(a).

     10.2 Further Assurances. From and after the Closing, upon request of Parent, Sub or the Surviving Corporation, the members of the Company Group shall execute, acknowledge and deliver all such further documents as may be reasonably requested to further evidence of the transaction contemplated hereby.

     10.3 Use of Names. After the Closing, no member of the Company Group or any of its Affiliates, successors or assigns shall adopt or otherwise commercially use the name "Lockhart" or any variation thereof or any trade name, trademark or service mark used in connection with the Business, except that Lockhart/Phillips, USA (the successor to Lockhart Consumer Products, Inc.) may continue to use those names.

     10.4 Financial Records. Each party hereby agrees that, after Closing, it shall make available to the other all work papers, records and notes of any kind, at all reasonable times, for the purpose of allowing the appropriate party to complete tax returns, respond to audits, obtain refunds, make any determination required under this Agreement, verify issues and negotiate settlements with tax authorities or defend or prosecute tax claims.

     10.5 Tax Matters. Parent shall prepare and file any Return of the Company which is required to be filed after the Effective Time and which relates to any period (or portion thereof) up to and including the Effective Time, and Parent shall, within 45 days prior to the due date of any such Return, deliver a draft copy to Lockhart. Within 30 days of the receipt of any such Return, Lockhart may reasonably request changes, in which event Parent and Lockhart shall attempt to agree on a mutually acceptable resolution of the issues in dispute. If a resolution is reached, such Return shall be filed in accordance therewith. If a resolution is not reached, then at the expense of Parent or Lockhart (such expense to be borne by the party whose position is not upheld), such Return shall be submitted to a big six accounting firm (other than Arthur Andersen LLP and Ernst & Young LLP) selected by Parent, which shall be directed to resolve the issues in dispute and prepare the Return for filing.

                                   ARTICLE XI

                                  DEFINITIONS

     11.1 Defined Terms. As used in this Agreement, the following terms have the meanings indicated below:

     "Affiliate" has the meaning ascribed to it under Rule 405 of the Securities Act of 1933.

     "All Material Respects," for the purposes of Sections 6.2, 6.3 and 7.2 means $25,000 in the aggregate.

     "Approvals" means authorizations, consents or other orders or actions of or filings with any Body or third party including landlords, lessors and lienors required to be obtained or made by a member of the Company Group in connection with the execution, delivery and performance of this Agreement or the consummation by the members of the Company Group of the transactions contemplated hereby.

     "April Balance Sheet" means the Company's balance sheet as of April 30, 1996 and attached as Exhibit I (subject to adjustment as set forth in, and for the purposes of, Section 2.1(d)).

     "April Financial Statements" means the April Balance Sheet and statement of income and changes in financial position for the four months ended April 30, 1996.

     "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible), including the goodwill related thereto, operated, owned or leased by such Person, including, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property, but excluding cash and cash equivalents.

     "Associate" has the meaning ascribed to it under Rule 405 of the Securities Act.

     "Benefit Plans" means all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, deferred compensation, incentive or other compensation plans or arrangements, and other employee fringe benefit plans at any time maintained, or contributed to, by the Company for the benefit of any employees, officers or directors.

     "Body" shall have the meaning set forth in Section 3.8.

     "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.
 .
     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

     "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. (S)300.5.

     "Closing" means the closing of the transactions contemplated hereby.

     "Closing Date" means the date on which the Closing occurs.

     "Compliance Matters" means any Law including OSHA, Environmental Laws, and ERISA to which the Company, its Assets and Properties, or the Business may be subject prior to the Closing.

     "Condition of the Company" means the business, condition (financial or otherwise), results or operations, assets and properties and prospects of the Business.

     "Contracts" means all agreements, leases, rental agreements, insurance policies, collective bargaining agreements, union contracts, licenses, employee plans, purchase orders, sales orders, commitments, confidentiality non-use or non-disclosure agreements, and all other binding arrangements, whether written or oral, express or implied, of the Company or relating to its Assets and Properties or the Business.

     "Disclosure Schedule" means the record delivered to Parent and Sub by the Company Group herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and material as are required to be included therein by the Company Group pursuant to this Agreement.

     "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental or regulatory authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental

Claim" shall include, without limitation, any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     "ERISA Affiliate" means any Person who is in the same controlled Group of corporations or who is under common control with the Company (within the meaning of Section 414 of the Code).

     "Escrow Agent" has the meaning ascribed to it in the Escrow Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Exchange Shares" has the meaning ascribed to it in Section 2.1(c).

     "Financial Statements" means the (i) balance sheets of the Company as of December 31, 1994 and 1995, and statements of income and changes in financial position of the Company for the years and the periods then ended, together with a true and correct copy of the report by the Company's Auditors, and all letters from such accountants with respect to the results of such audit; (ii) April Financial Statements; (iii) the June Financial Statements and (iv) any other financial statements delivered by the Company pursuant to this Agreement.

     "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

     "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Body under any Environmental Law.

     "Income Taxes" means (i) all federal, state, local or foreign income or franchise taxes of a the Company or other taxes or charges imposed on or with respect to the Company's net income or capital, together with any interest or penalties or additions to tax imposed with respect thereto and (ii) any obligations under any agreements with respect to any Income Taxes.

     "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Intellectual Property" means all Patents and patent rights, Trademarks and trademark rights, Trade Names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, Know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

     "Inventory" means all Products, work in process, finished goods, raw materials, supplies and packaging materials of the Company, whether current, excess or obsolete.

     "June Financial Statements" mean the balance sheet of the Company as at June 30, 1996 and the statement of income for the six months then ended.

     "Knowledge of the Company Group" or "Known to the Company Group" means the actual knowledge of any officer, director or executive level employee of the Company.

     "Know-how" means all laboratory journals, trade secrets (including, without limitation, proprietary or confidential information and use and application know-how), formulas, processes, product designs, manufacturing, engineering and other drawings, computer databases and software, technology, technical information, safety information, engineering and technical data and design and engineering specifications, research records, market surveys and all promotional literature, customer and supplier lists and information and similar data of the Company.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States of America, any foreign country or any domestic or foreign state, county, city or other political subdivision, or of any Body.

     "Legal Proceeding" has the meaning ascribed to it in Section 3.8.

     "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Body.

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "NPL" means the National Priorities List under CERCLA.

     "Operative Agreements" means, collectively, the Escrow Agreement, the Lockhart Consulting Agreement, and any support or other agreements to be entered into in connection with the transaction.

     "Order" has the meaning ascribed to it in Section 3.8.

     "Parent Shares" has the meaning ascribed to it in Section 2.1(c).

     "Patents" means United States and foreign patents (including all reissues, divisions, continuations, continuations in part and extensions thereof), patent applications and patent disclosures, and all other patent and ancillary rights of the Company (including those as licensee or licensor, or of Lockhart pertaining to the Company, its Assets and Properties, or the Business).

     "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

     "Permits" means the franchises, licenses, permits and governmental and regulatory authorizations and approvals used, or which are required by Law to be used, by the Company.

     "Person" means any natural person, corporation, association, partnership, joint venture or other entity.

     "Qualified Plan" means each Benefit Plan which is intended to qualify under
Section 401 of the Code.

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

     "Representatives" means with respect to any Person, such Person's officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

     "Required Permits and Approvals" shall have the meaning set forth in
Section 6.7.

     "Securities Act" means the Securities Act of 1933.

     "Taxes" means all taxes, customs duties or similar fees, assessments or charges of any kind whatsoever required to be paid or collected and remitted by a member of the Company Group, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, domestic or foreign with respect to such Taxes and any obligations under any agreements with respect thereto.

     "Trademarks" means trademarks, registrations thereof, pending applications therefor, and such unregistered rights as are used by the Company.

     "Trade Names" means the trade names, brand marks, service marks, trade dress, brand names, logos and all other names and slogans embodying goodwill of the Company.

     11.2 Accounting Terms. Any accounting terms used in this Agreement, unless otherwise specifically provided, shall have the meanings customarily given them in accordance with GAAP, and all financial computations, statements and reports hereunder, unless otherwise specifically provided, shall be in accordance with GAAP. An "audited" financial statement means one with an independent auditor's report of audit thereon containing no qualification or exception.

     11.3 Other Rules of Construction. Unless the context of this Agreement requires otherwise (a) references in this Agreement to Articles, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement; (b) words in the singular include the plural and in the plural include the singular;
(c) the word "or" connotes both the disjunctive and conjunctive of the terms affected, unless otherwise expressly stated; (d) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire agreement; (e) the terms "include," "includes," "including" and derivative or similar words shall be deemed to include the phrase "without limitation"; (f) the phrase "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company; and (g) words of any gender including each other gender. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.


                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 Amendments and Waivers. This Agreement may be modified or amended only by written instrument signed by the parties hereto.

     12.2 Transferability. (a) The respective rights and obligations of each party hereto shall not be assignable by such party without the written consent of the other parties hereto.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.3 Notices. Any notice, request or other document to be given hereunder to a party hereto shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, or by Federal Express (priority service), and by telephone facsimile transmission ("fax") confirmed by telephone, as follows:


            If to Parent or Sub to:

            Lockie Acquisition Corp.
            c/o Wakefield Engineering, Inc.
            60 Audubon Road
            Wakefield, MA 01880
            Attention.:  Harry Chase, President
            Telephone No.:  (617) 245-5900
            Facsimile Transmission No.: 617-246-0874

               with a copy to:

            Greenberger & Forman
            1370 Avenue of the Americas
            New York, NY 10019
            Fax No. (212) 757-4054

            Attention:  Robert W. Forman, Esq.

            If to a member of the Company Group, to:

            Lockhart Industries, Inc.
            15555 Texaco Avenue
            Paramount, CA 90723
            Attention.:  E.H. Lockhart
            Telephone No.: 213-774-2981
            Facsimile Transmission No.: 310-531-0496

               with a copy to:

            Latham & Watkins
            650 Town Center Drive
            Cosa Mesa, CA 92626
            Attention: Patrick T. Seaver, Esq.
            Telephone No.: 714-540-1235
            Facsimile Transmission No.: 714-755-8290

Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties.

     12.4 Remedies. Each party acknowledges and agrees that the other party would be irreparably damaged in the event any of the provisions of this Agreement were not performed by it in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction to prevent breaches of such provisions and to specifically enforce such provisions, in addition to any other remedy to which such party may be entitled, at law or in equity. If the transaction contemplated by this Agreement fails to close as a result of any breach by either party to this Agreement, in addition to any other remedies available to it, the non-breaching party shall be entitled to receive from the breaching party all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby including, all legal fees and disbursements, all accounting fees and disbursements, all environmental audit fees and disbursements, and all other costs and expenses associated with the non-breaching party's "due diligence" investigation.

     12.5 Partial Invalidity. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     12.6 Expenses. Except as otherwise expressly provided in this Agreement whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

     12.7 Confidentiality. Unless (a) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Body) or by other requirements of Law or (b) disclosed in a Legal Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either before or after the furnishing of such documents or information hereunder) through no fault of such receiving party, or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided, however, that following the Closing the foregoing restrictions will not apply to Parent's or the Surviving Corporation's use of documents and information concerning the Business, the Assets or the Assumed Liabilities furnished by the Company hereunder. If the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

     12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     12.9 Section Headings. The section headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.10 Entire Agreement. This Agreement, together with the Schedules and Exhibits and the agreements and instruments delivered pursuant hereto, contains the entire agreement between the parties, and supersede all prior agreements and understanding between them relating to the subject matter hereof.

     12.11 Publicity. No member of the Company Group shall issue any press release or make any other public announcement with respect to this Agreement or the transactions contemplated hereby without obtaining the prior approval of the Parent (which shall not be unreasonably withheld or delayed), except as may be required by law or the regulations of any securities exchange.

     12.12 Joint and Several Obligations. Each member of the Company Group is jointly and severally responsible for the agreements, covenants, representations, warranties and obligations of any member of the Company Group contained in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on and as of the day and year first above written.

                                   LOCKHART INDUSTRIES, INC.

                                   By:/s/ Eldon H. Lockhart
                                      ---------------------------------
                                          Eldon H. Lockhart, President

                                   By:/s/ Marjorie D. Lockhart
                                      ---------------------------------
                                          Marjorie D. Lockhart, Secretary


                                      /s/ Eldon H. Lockhart
                                      ---------------------------------
                                          Eldon H. Lockhart, Individually

                                          Marjorie D. Lockhart, Individually

                                   LOCKHART  FAMILY TRUST

                                   By:/s/ Eldon H. Lockhart
                                      ----------------------------------
                                          Eldon H. Lockhart, Trustee

                                   By:/s/ Marjorie D. Lockhart
                                      -----------------------------------
                                          Marjorie D. Lockhart, Trustee


                                   LOCKIE ACQUISITION CORP.

                                   By /s/ Lawrence Butler
                                     ------------------------------------
                                          Lawrence Butler,  Vice President

                                   By /s/ Johnny J. Blanchard
                                     ------------------------------------
                                          Johnny J. Blanchard, Secretary


                                   ALPHA TECHNOLOGIES CORP., INC.

                                   By /s/ Lawrence Butler
                                     ------------------------------------
                                          Lawrence Butler,  President

                                   By /s/ Johnny J. Blanchard
                                     ------------------------------------
                                          Johnny J. Blanchard, Secretary